Exhibit 99.1

Werner Enterprises Acquires Premier Truckload Carrier Baylor Trucking, Inc.

•Expands terminal, fleet and professional driver footprint in the east central and south central U.S. truckload markets
•Combines similar customer-centric cultures, with both Werner and Baylor Trucking focused on the highest standards of safety and on-time service
•Baylor achieved revenues of $81.5 million for the twelve months ended August 31, 2022

OMAHA, Neb., October 3, 2022 -- Werner Enterprises, Inc. (Nasdaq: WERN), one of the nation’s largest transportation and logistics companies, announced today it has signed a definitive agreement and closed on the acquisition of FAB9, Inc., doing business as Baylor Trucking, Inc. (“Baylor”). Founded in 1946, Baylor is an award-winning and premier truckload carrier that operates 200 trucks and 980 trailers in the east central and south central U.S., with their network of two terminals.

“Baylor, with its highly-skilled professional drivers and non-driver associates, further strengthens our portfolio with their exceptional service and stellar reputation,” said Derek Leathers, Chairman, President and Chief Executive Officer. “I have known Cari Baylor for many years and I have tremendous respect for what Cari, her family and her leadership team have created at Baylor. This acquisition delivers on our Werner DRIVE strategy and will position us for further growth. We expect this transaction to be accretive in year one and anticipate buying power synergies through integrated management of our combined fleets.”

Strategic and Financial Benefits:

•Addition of 234 highly-skilled, tenured and professional drivers
•Fleet of 200 trucks (170 company and 30 independent contractor) and 980 trailers
•Existing Baylor leadership (including President Cari Baylor), drivers and non-driver associates will remain in place, and we are retaining the Baylor brand to ensure smooth integration and high driver retention
•Freight revenues mix of one-way dry van (51%), expedited dry van (42%) and refrigerated (7%)
•Adds high-quality driver and non-driver talent and increases Werner’s fleet size by 2.4%
•Buying power synergies are expected through combined management of our two fleets
•Both Werner and Baylor have similar cultures that are intensely focused on safety and superior customer service

Werner Enterprises, Inc. - Release of October 3, 2022

•Shared values of working with winning customers with high expectations, establishing long-term mutual service and revenue objectives, and delivering best-in-class performance to stabilize volume and minimize churn
•Baylor will operate as a standalone business unit within Werner, and their financial results will be reported in Werner’s One-Way Truckload unit within Truckload Transportation Services

Leathers continued, “Both Werner and Baylor believe deeply that our professional drivers are the backbone of our companies. Both companies were founded by their first driver. We look forward to welcoming the Baylor team and working together to create additional value for our customers and shareholders.”

“I have admired and respected Werner for a long time as an industry leader. We are extremely excited to join the Werner team and look forward to continued growth as we leverage the strengths of Baylor and Werner to serve our existing and new customers at even higher levels. We will stand by our customers and continue to provide them with the superior service they expect from Baylor. Aligning with Werner only expands our service capabilities. Werner shares our passion for delivering value and continually creating personal and professional opportunities for our elite Baylor team,” said Cari Baylor, President of Baylor Trucking.

About Werner Enterprises

Werner Enterprises, Inc. (Nasdaq: WERN) delivers superior truckload transportation and logistics services to customers across the United States, Mexico and Canada. With 2021 revenues of $2.7 billion, an industry-leading modern truck and trailer fleet, over 14,000 talented associates and our innovative Werner EDGE technology, we are an essential solutions provider for customers who value the integrity of their supply chain and require safe and exceptional on-time service. Werner provides Dedicated and One-Way Truckload services as well as Logistics services that include truckload brokerage, freight management, intermodal and final mile. As an industry leader, Werner is deeply committed to promoting sustainability and supporting diversity, equity and inclusion.

About Baylor Trucking

FAB9, Inc., doing business as Baylor Trucking, Inc., is located in Milan, Indiana. Baylor was founded in 1946 by Chester Baylor, the grandfather of Baylor President, Cari Baylor, who grew up in the trucking business and has led Baylor for the last 7 years. Baylor was named carrier of the year by Walmart four times, and in 2021 Baylor was named Diversity carrier of the year for the second time.

Werner Enterprises, Inc. - Release of October 3, 2022

Advisors

Koley Jessen P.C., L.L.O. served as legal counsel to Werner Enterprises. Ice Miller LLP served as legal counsel to Baylor Trucking.

Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. Such forward-looking statements are based on information presently available to the Company’s management and are current only as of the date made. Actual results could also differ materially from those anticipated as a result of a number of factors, including, but not limited to, those discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 and subsequently filed Quarterly Reports on Form 10-Q.

For those reasons, undue reliance should not be placed on any forward-looking statement. The Company assumes no duty or obligation to update or revise any forward-looking statement, although it may do so from time to time as management believes is warranted or as may be required by applicable securities law. Any such updates or revisions may be made by filing reports with the U.S. Securities and Exchange Commission, through the issuance of press releases or by other methods of public disclosure.

Contact:
John J. Steele
Executive Vice President, Treasurer
and Chief Financial Officer
(402) 894-3036

Source: Werner Enterprises, Inc.